EXHIBIT 99















                FINANCIAL SECURITY ASSURANCE INC.
                        AND SUBSIDIARIES

                Condensed Consolidated Financial
                           Statements

                         March 31, 1994















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                FINANCIAL SECURITY ASSURANCE INC.
                        AND SUBSIDIARIES

           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           THREE MONTHS ENDED MARCH 31, 1994 AND 1993


                              INDEX


       FINANCIAL STATEMENTS:
       Condensed Consolidated Balance Sheets                   1
       Condensed Consolidated Statements of Income             2
       Condensed Consolidated Statements of Cash Flows         3
       Notes to Condensed Consolidated Financial Statements    4



                FINANCIAL SECURITY ASSURANCE INC.
                        AND SUBSIDIARIES

              CONDENSED CONSOLIDATED BALANCE SHEETS

                     (Dollars in thousands,
                       except share data)

                                            March 31         December 31,
              ASSETS                          1994               1993
              ------                          ----               ----
                                          (unaudited)
Bonds at market value (amortized
  cost of $701,198 and $683,176            $703,194            $736,872
Short-term investments                        3,369              31,720
                                           --------            --------
     Total investments                      706,563             768,592

Cash and cash equivalents                    15,204              15,770

Deferred acquisition costs                   83,833              81,992

Prepaid reinsurance premiums                126,422             127,849

Reinsurance recoverable on unpaid
  losses                                        630                  79
Receivable for securities sold               22,402                  21

Other assets                                 36,001              34,878
                                           --------          ----------
          TOTAL ASSETS                     $991,055          $1,029,181
                                           ========          ==========


  LIABILITIES AND SHAREHOLDER'S EQUITY

Unearned premiums                          $332,393            $328,165
Losses and loss adjustment expenses          37,397              36,094
Deferred federal income taxes                19,348              35,832
Ceded reinsurance balances payable            6,987               7,408
Payable for securities purchased             14,459              30,741
Amounts withheld on account for
  others                                     25,566              25,649
Accrued expenses and other
  liabilities                                27,885              22,824
                                           --------            --------

          TOTAL LIABILITIES                 464,035             486,713
                                           --------            --------
Common stock (1,000 shares
  authorized, issued and
  outstanding; par value of
  $15,000 per share)                         15,000              15,000

Additional paid-in capital                  497,506             497,506
Unrealized gain on investments
  (net of deferred income
  taxes of $699 and $18,788)                  1,297              34,892
Accumulated earnings (deficit)               13,217              (4,930)
                                           --------            ---------
          TOTAL SHAREHOLDER'S EQUITY        527,020             542,468
                                           --------            ---------
TOTAL LIABILITIES AND SHAREHOLDER'S
  EQUITY                                   $991,055          $1,029,181
                                           ========          ==========



See notes to condensed consolidated financial statements.

                FINANCIAL SECURITY ASSURANCE INC.
                        AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                           (UNAUDITED)

                     (Dollars in thousands)

                                            Three Months Ended March 31,
                                                 1994         1993
                                                 ----         ----
REVENUES:
   Net premiums written (net of premiums
     ceded of $8,406 and $11,332)             $22,181       $16,772

   Increase in unearned premiums               (5,466)       (3,600)
                                              --------      --------
   Premiums earned (net of premiums
     ceded of $9,890 and $6,337)               16,715        13,172

   Net investment income                       11,181        11,837
   Net realized gains                           3,122         7,858
   Other income                                    77           129
                                              --------      --------
       TOTAL REVENUES                          31,095        32,996
                                              --------      --------
EXPENSES:
   Losses and loss adjustment
     expenses (net of reinsurance
     recoveries of $551 and $87)                  754           498
   Policy acquisition costs                     3,636         3,245
   Other operating expenses                     2,797         5,047
                                              --------      --------

       TOTAL EXPENSES                           7,187         8,790
                                              --------      --------
INCOME BEFORE INCOME TAXES                     23,908        24,206

Provision for income taxes                      5,761         5,916
                                              --------      --------

          NET INCOME                          $18,147       $18,290
                                              ========      ========




See notes to condensed consolidated financial statements.

                FINANCIAL SECURITY ASSURANCE INC.
                        AND SUBSIDIARIES

         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (UNAUDITED)

                     (Dollars in thousands)

                                            Three Months Ended March 31,
                                                 1994         1993
                                                 ----         ----
Cash flows from operating activities:
   Premiums received, net                     $ 17,276       $ 7,345
   Policy acquisition and other
     operating expenses paid, net               (4,042)       (2,571)

   Loss and LAE recoverd (paid), net               560        (6,489)
   Net investment income received               11,452        12,548
   Federal income taxes recovered (paid)           508        (3,640)
   Interest paid                                  (460)         (754)
   Other, net                                   (1,636)          888
                                              ---------      --------

       Net cash provided by operating
         activities                             23,658         7,327
                                              --------       --------
Cash flows from investing activities:

   Proceeds from sales of bonds                107,646       128,107

   Purchases of bonds                         (159,999)     (134,332)

   Purchases of property and equipment            (207)         (290)

   Net decrease in short-term securities        28,336         5,351
                                              ---------     ---------
      Net cash used for investing
        activities                             (24,224)       (1,164)
                                              ---------     ---------
Net increase (decrease) in cash and
   cash equivalents                               (566)        6,163


Cash and cash equivalents at
   beginning of period                          15,770        13,483
                                              ---------     ---------
Cash and cash equivalents at
   end of period                              $ 15,204      $ 19,646
                                              =========     =========




    See notes to condensed consolidated financial statements.

                FINANCIAL SECURITY ASSURANCE INC.
                        AND SUBSIDIARIES

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE THREE MONTHS ENDED MARCH 31, 1994 AND 1993
                           (UNAUDITED)


1.  ORGANIZATION AND OWNERSHIP

    Financial Security Assurance Inc. (the "Company"), a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the "Parent"), is an insurance company domiciled in the State of New York. The Company is engaged in providing financial guaranty insurance on asset-backed financings and municipal obligations.


2.  BASIS OF PRESENTATION

    The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows at March 31, 1994 and for all periods presented have been made.

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 1993 consolidated financial statements and notes thereto. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results of operations for the periods ended March 31, 1994 and 1993 are not necessarily indicative of the operating results for the full year.

    Certain amounts in the 1993 financial statements have been reclassed to conform to the 1994 presentation.